                                                                   EXHIBIT 4.(f)

                   AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT

         This Amendment No. 3 to Note Purchase Agreement (this "Amendment) is entered into as of August 12, 1996 by PIONEER-STANDARD ELECTRONICS, INC. (the "Company") and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (the "Noteholder").

PRELIMINARY STATEMENT.

        WHEREAS, the Company and the Noteholder have entered into a Note Purchase Agreement, dated as of October 31, 1990 (the "Original Purchase Agreement"), pursuant to which, at closing held on November 2, 1990, the Noteholder purchased $20,000,000 in aggregate principal amount of the Company's 9.79% Senior Notes due November 1, 2000 (the "Notes"), which Original Purchase Agreement has been amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of November 1, 1991, and that certain Amendment No. 2 to Note Purchase Agreement, dated as of November 30, 1995 (as so amended, the "Purchase Agreement"). The Noteholder was the sole purchaser and remains the sole record and beneficial owner of the Notes. Capitalized terms used herein and not otherwise defined herein are used with the meanings assigned thereto in the Purchase Agreement.

        WHEREAS, on the terms and subject to the conditions set forth in this Amendment, and as an inducement to the Noteholder to consent to the Reorganization (as defined herein) and certain other actions, the Company and the Noteholder desire to amend the Purchase Agreement as set forth below.

        NOW, THEREFORE, the Company and the Noteholder agree as follows:

SECTION 1. GENERAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company hereby represents and warrants to the Noteholder as follows:

        Section 1.1. REPRESENTATIONS AND WARRANTIES IN PURCHASE AGREEMENT. The representations and warranties with respect to the Company contained in the Purchase Agreement are true and correct in all material respects and the Noteholder shall be entitled to rely on such representations and warranties as if they were made to the Noteholder in this Amendment as of the date hereof.

        Section 1.2. REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. The representations and warranties with respect to the Company contained in the Credit Agreement and in any document, certificate or instrument delivered pursuant to the Credit Agreement are true and correct in all material respects and the Noteholder shall be entitled to rely on such representations and warranties as if they were made to the Noteholder in this Amendment as of the date hereof.

SECTION 2. AMENDMENTS TO THE PURCHASE AGREEMENT.

        The Purchase Agreement is hereby amended in the following respects:

         Section 2.1. AMENDMENT TO SECTION 9.12 OF THE PURCHASE AGREEMENT.
Section 9.12 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.12 in lieu thereof:

              Section 9.12 CONSOLIDATED FIXED CHARGE COVERAGE RATIO; FIXED CHARGE COVERAGE RATIO. The Company shall at all times maintain a ratio of (a) the sum of Consolidated EBIT plus Operating Lease Rentals to (b) the sum of Consolidated Interest Expense plus Operating Lease Rentals, in each instance for the four most recent Fiscal Quarters for which financial statements are required to have been delivered pursuant to
         Section 10.1 hereof of not less than 2.00 to 1.00. Commencing September 30, 1996, the Company shall at all times maintain a ratio of (a) the sum of Non-consolidated EBIT plus Non-consolidated Operating Lease Rentals to (b) the sum of Non-consolidated Interest Expense plus Non-consolidated Operating Lease Rentals, in each instance for the four most recent Fiscal Quarters for which financial statements are required to have been delivered pursuant to Section 10.1 hereof of not less than
         1.25 to 1.00.

         Section 2.2. AMENDMENT TO SECTION 9.13(a) OF THE PURCHASE AGREEMENT.
Section 9.13(a) of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.13(a) in lieu thereof:

              Section 9.13 LIENS. (a) Neither the Company nor any Restricted Subsidiary will create, incur or suffer to exist any Lien on property which is owned by the Company or such Restricted Subsidiary, respectively, on the date hereof and which is not presently subject to any Lien, or any property which is hereafter acquired by the Company or any Restricted Subsidiary, other than Permitted Liens.

         Section 2.3. AMENDMENT TO SECTION 9.14 OF THE PURCHASE AGREEMENT.
Section 9.14 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.14 in lieu thereof:

              Section 9.14 RESTRICTED SUBSIDIARY INDEBTEDNESS. The Company will not permit any Restricted Subsidiary, directly or indirectly, expressly or by operation of law, to create, incur, assume, guarantee, in any manner become liable in respect of or suffer to exist any Restricted Subsidiary Indebtedness.

         Section 2.4. AMENDMENT TO SECTION 9.15 OF THE PURCHASE AGREEMENT.
Section 9.15 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.15 in lieu thereof:

              Section 9.15 MERGER; SALE OF ASSETS. Other than the Reorganization, neither the Company nor any Restricted Subsidiary will enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of its property or business, unless approved in advance by the holders of at least 66-2/3% in aggregate unpaid principal amount of the Notes then Outstanding.

         Section 2.5. AMENDMENT TO SECTION 9.16 OF THE PURCHASE AGREEMENT.
Section 9.16 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.16 in lieu thereof:

              Section 9.16 TRANSFER AND SALE OF ASSETS. As of August 9, 1996, and at all times thereafter, the Company's Non-consolidated Tangible Assets shall be equal to or greater than forty percent (40%) of the Company's Consolidated Tangible Assets.

         Section 2.6. AMENDMENT TO SECTION 9.20 OF THE PURCHASE AGREEMENT.
Section 9.20 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.20 in lieu thereof:

              Section 9.20 LIMITATIONS ON CONSOLIDATED FUNDED INDEBTEDNESS. The Company will not permit the ratio of Consolidated Funded Indebtedness to Total Capitalization of the Company and its Restricted Subsidiaries to be greater than (i) 0.65 to 1.00 at any time from the Closing Date through and including March 30, 1997, (ii) 0.575 to 1.00 at any time subsequent to March 30, 1997 through and including March 30, 1998 and
         (iii) 0.55 to 1.00 at any time subsequent to March 30, 1998.

         Section 2.7. AMENDMENT OF SECTION 9.23 TO THE PURCHASE AGREEMENT.
Section 9.23 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.23 in lieu thereof:

              Section 9.23 THIS SECTION INTENTIONALLY OMITTED.

         Section 2.8. AMENDMENT OF SECTION 9.24 TO THE PURCHASE AGREEMENT.
Section 9.24 of the Purchase Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 9.24 in lieu thereof:

              Section 9.24 INVESTMENT AND LOAN LIMIT. Neither the Company nor any Restricted Subsidiary, together or individually, directly or indirectly, in any instance or in the aggregate over time may: (a) invest in any manner more than $10,8000,000 in Pioneer/Canada or (b) loan more than an aggregate principal amount of (i) $25,000,000 to Pioneer/Canada; (ii) $55,000,000 to Pioneer/Maryland; (iv) $75,000,000 to Limited Partnership; (v) $15,000,000 to Pioneer/Minnesota; and (vi) $10,000,000 to
        Pioneer/Illinois.

        Section 2.9. AMENDMENT TO 12.1 OF THE PURCHASE AGREEMENT. Section 12.1 of the Purchase Agreement is hereby amended by deleting the definition of "Restricted Subsidiary" in its entirety and substituting the following new definition in lieu thereof:

        The term "Restricted Subsidiary" shall mean any Subsidiary of the Company hereafter designated by action of the Board of Directors of the Company as a Restricted Subsidiary pursuant to Section 9.22 hereof; PROVIDED, HOWEVER, that no corporation may be designated a Restricted Subsidiary unless:

            (a) such corporation is organized under the laws of the United States, Canada or any jurisdiction of the foregoing;

            (b) such corporation conducts substantially all of its business and owns substantially all of its property within the United States or Canada;

            (c) a majority of the shares of each class of the capital stock of such Subsidiary is owned by the Company directly or indirectly through another Restricted Subsidiary;

            (d) such corporation has not previously been designated as a Restricted Subsidiary hereunder and had such designation rescinded;

            (e) such corporation has executed and delivered to the Noteholders a Non-Borrowing Agreement; and

            (f) the requirements of Section 9.22(a) have been complied with or are complied with concurrently with such designation;

        PROVIDED, FURTHER, that the designation of a Restricted Subsidiary may be rescinded by action of the Board of Directors of the Company pursuant to Section 9.22(c) hereof.

        Section 2.10 FURTHER AMENDMENT TO SECTION 12.1 OF THE PURCHASE AGREEMENT. Section 12.1 of the Purchase Agreement is hereby amended by deleting the definition of "Restricted Subsidiary Indebtedness" in its entirety and substituting the following new definition in lieu thereof:

            The term "Restricted Subsidiary Indebtedness" shall mean any Indebtedness created, incurred, assumed or guaranteed by a Restricted Subsidiary other than Indebtedness to the Company specifically permitted by Section 9.24.

         Section 2.11. FURTHER AMENDMENT TO SECTION 12.1 OF THE PURCHASE AGREEMENT. The following definitions are hereby added to Section 12.1 of the Purchase Agreement, to be inserted therein in the appropriate alphabetical order:

              The term "Amendment No. 3" shall mean Amendment No. 3 to Note Purchase Agreement dated as of August 12, 1996 between the Company and the Noteholder.

              The term "Credit Agreement" shall mean that certain Credit Agreement among the Company and certain lenders, including, without limitation, National City Bank, a national banking association, as agent thereunder, pursuant to which the Company may borrow up to $125,000,000 in the aggregate.

              The term "Non-Borrowing Agreement" shall have the meaning set forth in Amendment No. 3.

              The term "Limited Partnership" shall mean Pioneer-Standard Electronics, Ltd., a Texas limited partnership.

              The term "Non-consolidated EBIT" of any Person shall mean, as of the date of determination thereof, (i) Non-consolidated Net Income of such Person for such period, PLUS (ii) Non-consolidated Interest Expense of such Person for such period, PLUS (iii) provisions for federal, state and local income taxes of such Person for such period, in each case, for the period of the four most recent Fiscal Quarters for which financial statements are required to have been delivered pursuant to Section 10.1 hereof prior to the date of determination thereof.

              The term "Non-consolidated Interest Expense" shall mean, for any period, without duplication, the aggregate of all interest paid or accrued by the Company during such period for Indebtedness of the Company, on a non-consolidated basis, including, without limitation, interest payable with respect to the Notes and the interest portion of Capital Lease payments, all as determined in accordance with generally accepted accounting principles.

              The term "Non-consolidated Net Income (or Net Loss)" shall mean, for any period, the non-consolidated net income (or net loss) of the Company for such period determined in accordance with generally accepted accounting principles applied on a consistent basis, after eliminating all items to be eliminated in accordance with generally accepted accounting principles, excluding:

                   (a) any gains or losses on the sale or other disposition
              (other than a sale or other disposition in the ordinary course of business) of investments or fixed or capital Assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                   (b) all items properly classified as extraordinary in
              accordance with generally accepted accounting principles;

                (d) net earnings and losses of any Person (other than the Company), substantially all the Assets of which have been acquired by the Company in any manner, realized by such other Person prior to the date of such acquisition;

                (e) net earnings and losses of any Person (other than the Company) which shall have been merged into or consolidated with the Company prior to the date of such merger or consolidation;

                (f) net earnings of any Person (other than the Company) in which the Company has an ownership interest, except to the extent such net earnings shall have actually been received by the Company in the form of cash distributions;

                (g) earnings resulting from any reappraisal, revaluation or write-up of Assets subsequent to March 31, 1990;

                (h) any gain after applicable taxes arising from the acquisition of any capital stock or other securities of the Company; and

                (i) earnings resulting from the elimination of all or a portion of any reserve established prior to the accounting period for which Non-consolidated Net Income (or Net Loss) is being determined; PROVIDED, HOWEVER, that earnings in any such period resulting from the elimination of all or a portion of one or more reserves established prior to such period with respect to transactions in the ordinary course of business need not be excluded to the extent that they do not in the aggregate exceed 5% of Non-consolidated Net Income for such period.

        The term "Non-consolidated Operating Lease Rentals" shall mean, as of any date of determination, without duplication, rentals accrued or paid by the Company on Operating Leases on a non-consolidated basis for the four Fiscal Quarters immediately preceding the date of determination for which financial statements have been delivered or are required to have been delivered pursuant to Section 10.1 hereof.

        The term "Non-consolidated Tangible Assets", with respect to the Company, shall mean, as of any date of determination, the total amount of Assets of the Company after deducting therefrom (i) all investments and loans of the Company to its Subsidiaries, as permitted under this Agreement, and (ii) all goodwill of the Company, valued at book value (established in accordance with generally accepted accounting principles).

        The term "Pioneer/Illinois" shall mean Pioneer-Standard of Illinois, Inc., an Illinois corporation.

        The term "Pioneer/Minnesota" shall mean Pioneer-Standard of Minnesota, Inc., a Minnesota corporation.

        The term "Property" of a Person shall mean any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

        The term "Reorganization" shall mean the corporate reorganization described in Item 5 of Exhibit C hereto.

        The term "Substantial Portion" shall mean, with respect to the Property of the Company and its Restricted Subsidiaries, Property which represents more than two percent (2%) of the consolidated assets of the Company and its Restricted Subsidiaries as would be shown in the consolidated financial statements of the Company and its Restricted Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

        Section 2.12. AMENDMENT TO EXHIBIT C TO THE PURCHASE AGREEMENT. Exhibit C to the Purchase Agreement is hereby amended by adding the following Item 5 thereto:

        5. DESCRIPTION OF BORROWER'S CORPORATE REORGANIZATION AND TRANSFER OF ASSETS

        Pursuant to the restructuring of Pioneer-Standard Electronics, Inc. (the "Company") for state tax planning purposes, the Company will contribute certain classes of assets as follows:

                The Company's Illinois operations and employees, will be transferred to a new corporation, Pioneer-Standard Illinois ("Illinois"). The assets transferred to Illinois will have a value of approximately $7,060,000 and Illinois will assume liabilities of approximately $5,650,000.

                The Company's Minnesota operations, Minnesota employees and the Company's intangibles will be transferred to a new corporation, Pioneer-Standard Minnesota ("Minnesota"). Minnesota will license the right to use the intangibles to the rest of the affiliated group for a royalty. The assets transferred to Minnesota will have a value of approximately $9,065,000 and Minnesota will assume liabilities of approximately $7,250,000.

                The Company's Texas operations and employees along with the Packard line of business will be transferred to the newly formed limited partnership, Pioneer-Standard Electronics, Ltd. ("Pioneer LP"). The assets transferred to Pioneer LP will have a value of approximately $64,345,000 and Pioneer LP will assume liabilities of approximately $51,475,000.

        The dollar amounts set forth above are based upon the actual value, as of April 1, 1996, of the assets and liabilities which will be transferred. The actual transfer is anticipated to take place in the second half of 1996. Attached as Annex 1 is the projected balance sheets of the affiliated companies after the proposed transaction based upon the April 1, 1996 valuations.

ANNEX 1
PIONEER-STANDARD ELECTRONICS, INC.
BALANCE SHEETS AFTER TRANSFER OF ASSETS, LIABILITIES AND CONTRIBUTED CAPITAL TO NEW ENTITIES
(4/1/96 Used for Simplicity, Actual Transfer Anticipated 6/1/96)


                                 PIONEER-STANDARD                                    PIONEER-STANDARD ,
                                   MARYLAND AND           TRANSFER OF ASSETS           MARYLAND AND            PIONEER-STANDARD
                                      CANADA             AND LIABILITIES AND             CANADA                ELECTRONICS, LTD.
                                 ESTIMATED 3/31/96       CAPITAL CONTRIBUTION            4/1/96                    4/1/96

  BALANCE SHEET

Assets:
Cash                               $ 24,782,000                                       $ 24,782,000
Net Assets Receivable               189,296,000              $(49,801,771)             139,494,229             $36,595,806
Intercompany Receivable                                        64,372,842               64,372,842
Net Inventory                       238,371,000               (23,765,369)             214,605,831              22,288,818
Net Prop. and Equip.                 48,679,000                (6,898,913)              41,780,087               5,458,078
Investment in Subsidiaries                                     16,093,211               18,093,211
Other Current Assets                 58,809,000                                         56,609,000
   Total Assets                    $559,937,000              $         (0)            $559,937,000             $64,342,702

Liabilities and
Shareholders' Equity:
Liabilities:
Notes Payable                      $ 21,000,000                                       $ 21,000,000
Accounts Payable                    184,947,000                                        184,947,000
Intercompany Payable                                                                                           $51,474,162
Other Accrued Liabilities            36,522,000                                         36,522,000
Long Term Debt                      164,447,000                                        164,447,000
Deferred Income Taxes                 2,328,000                                          2,328,000
   Total Liabilities               $409,244,000              $         (0)             409,244,000             $51,474,162

Shareholders' Equity:
Common Shares and PIC              $ 23,888,000                                       $ 23,888,000             $12,866,540
Retained Earnings                   126,506,000                                        126,506,000
Foreign Currency Translation            299,000                                            299,000
   Total Shareholders' Equity      $150,693,000                                       $150,693,000             $12,866,540
   Total Liabilities and
   Shareholders' Equity            $559,937,000              $         (0)            $559,937,000             $64,342,702




                                                                                                              CONSOLIDATED
                                  PIONEER-STANDARD           PIONEER-STANDARD                                  TOTAL WITH
                                   MINNESOTA, INC.            ILLINOIS, INC.                                  NEW ENTITIES
                                        4/1/96                    4/1/96               ELIMINATIONS              4/1/96

  BALANCE SHEET

Assets:
Cash                                                                                                          $  24,782,000
Net Assets Receivable              $  7,021,293              $6,184,672                                         189,296,000
Intercompany Receivable                                                               $(64,372,642)
Net Inventory                         1,410,167                  66,384                                         238,371,000
Net Prop. and Equip.                    632,351                 808,484                                          48,679,000
Investment in Subsidiaries                                                             (16,093,211)
Other Current Assets                                                                                             58,809,000
   Total Assets                    $  9,063,811              $7,059,540               $(80,466,053)           $ 559,937,000

Liabilities and
Shareholders' Equity:
Liabilities:
Notes Payable                                                                                                 $  21,000,000
Accounts Payable                                                                                                184,947,000
Intercompany Payable               $  7,251,049              $5,647,632               $ 64,372,842                        0
Other Accrued Liabilities                                                                                        36,522,000
Long Term Debt                                                                                                  164,447,000
Deferred Income Taxes                                                                                             2,328,000
   Total Liabilities               $  7,251,049              $5,647,632                                       $ 409,244,000

Shareholders' Equity:
Common Shares and PIC              $  1,812,762              $1,411,906               $ 16,093,211            $  23,888,000
Retained Earnings                                                                                               126,506,000
Foreign Currency Translation                                                                                        299,000
   Total Shareholders' Equity      $  1,812,762              $1,411,908                                       $ 150,693,000
   Total Liabilities and
   Shareholders' Equity            $  9,063,811              $7,059,540               $ 80,466,053            $ 559,937,000




SECTION 3. RELEASE OF GUARANTEES.

        The Noteholder hereby unconditionally releases Pioneer/Maryland and Pioneer/Canada from all obligations under and in respect of the Maryland Guarantee and the Canada Guarantee, respectively, which shall hereinafter no longer be in force and effect.

SECTION 4. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.

        This Amendment (including, without limitation, Section 3 hereof) shall not be effective unless and until each party hereto shall have executed and delivered an original counterpart hereof and the following conditions shall have been satisfied or waived;

        Section 4.1. OPINIONS OF COUNSEL FOR THE COMPANY. The Noteholder and its special counsel shall have received from Calfee, Halter & Griswold, Cleveland, Ohio, special counsel for the Company, an opinion, dated the date hereof, in form and substance satisfactory to the Noteholder and its special counsel, relating to the due authorization, execution and delivery by the Company of this Amendment and the enforceability against the Company of this Amendment, in accordance with its terms.

        Section 4.2. CREDIT AGREEMENT. The Credit Agreement and all other documents, certificates or instruments delivered pursuant thereto shall have been reduced to writing and furnished to the Noteholder and its special counsel, and the Credit Agreement and such other documents, certificates and instruments shall be in form and substance satisfactory to the Noteholder and its special counsel. The Noteholder shall have received an Officer's Certificate of the Company certifying that attached thereto are true, correct and complete copies of a fully executed Credit Agreement and such other documents, certificates and instruments, that such documents are the only agreements between such parties relating to the transactions contemplated by the Credit Agreement, that each such document is in full force and effect without any term or condition thereof having been amended, modified or waived, that there is no default thereunder and that each of the conditions set forth in Section 3.1 of the Credit Agreement has been satisfied (without any thereof having been waived).

        Section 4.3. ADDITIONAL INTEREST. In consideration for its agreement to enter into this Amendment, the Noteholder shall have received a payment in immediately available funds of $10,000, representing additional interest in respect of the Notes.


        Section 4.4. NON-BORROWING AND NON-PLEDGE AGREEMENT. The Non-Borrowing and Non-Pledge Agreement dated as of August 12, 1996 (the "Non-Borrowing Agreement") among each of the Restricted Subsidiaries and the Noteholder shall have been duly authorized by necessary corporate action. Each of the Restricted Subsidiaries shall have duly executed and delivered a Non-Borrowing Agreement in the form of EXHIBIT A attached hereto.

SECTION 5. MISCELLANEOUS.

        Section 5.1. CROSS-REFERENCES. References in this Amendment to any Section (or "Section ") are, unless otherwise specified, to such Section (or "Section") of this Amendment.

        Section 5.2. INSTRUMENT PURSUANT TO PURCHASE AGREEMENT. This Amendment is executed pursuant to Section 13.4 of the Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Purchase Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Purchase Agreement and the Notes shall remain unamended and unwaived. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Purchase Agreement or the Notes or of any term or provision of any other document or of any transaction or further action on the part of the Company which would require the consent of any Noteholder under the Purchase Agreement.

        5.3. SUCCESSORS AND ASSIGNS. The Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        5.4. COUNTERPARTS. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same instrument.

        5.5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the law of the State of New York.


        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers duly authorized thereunto as of the date and year first above written.


                                 PIONEER-STANDARD ELECTRONICS, INC.


                                 By: /s/ John V. Goodger
                                     -----------------------------
                                    Name: John V. Goodger
                                    Title: Vice President, Assistant
                                           Secretary and Treasurer

                                TEACHERS INSURANCE AND ANNUITY
                                  ASSOCIATION OF AMERICA


                                 By: /s/ Loren S. Archibold
                                     -----------------------------
                                    Name: Loren S. Archibold
                                    Title: Managing Director-Private
                                           Placement

                                   EXHIBIT A

                 FORM OF NON-BORROWING AND NON-PLEDGE AGREEMENT

        The Non-Borrowing and Non-Pledge Agreement dated as of August 12, 1996 (this "Agreement") is Made by (NAME OF SUBSIDIARY) (the "Maker") in favor of Teachers Insurance and Annuity Association of America (the "Noteholder") and each of the other holders (collectively with the "Noteholders") from time to time of the 9.79% Senior Notes due November 1, 2000 (the "Notes") of Pioneer-Standard Electronics, Inc., an Ohio Corporation (the "Company").

        All terms used herein but not otherwise defined herein, shall have the meaning ascribed to those terms in the Note Purchase Agreement dated as of October 31, 1990, (the "Note Purchase Agreement") by and between the Company and the Noteholder, as amended.

                              W I T N E S S E T H :

        WHEREAS, the Company and the Noteholder are entering into an Amendment No. 3 to the Note Purchase Agreement of even date herewith (the "Amendment");

        WHEREAS, Maker is a Restricted Subsidiary of the Company;

        WHEREAS, it is a condition precedent to the effectiveness of the Amendment that Maker execute and deliver this Agreement.

        NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Maker, the Maker agrees as follows:

        SECTION 1. RESTRICTION ON INDEBTEDNESS. Maker covenants and agrees that it shall not create, incur, issue, assume or guarantee any Indebtedness for Borrowed Money other than any Indebtedness for Borrowed Money owed to the Company pursuant to a loan from the Company in accordance with the terms of the Note Purchase Agreement. The term "Indebtedness for Borrowed Money" means at any time, all Indebtedness required by GAAP to be reflected as such on Makers balance sheet, including as appropriate, all Indebtedness (i) in respect of any money borrowed; (ii) under or in respect of any Contingent Obligation (as defined in the Credit Agreement) (whether direct or indirect) of any money borrowed (iii) evidenced by any loan or credit agreement, promissory note, debenture, bond, guaranty or other similar written obligation to pay money; or
(iv) arising under Capitalized Lease Obligations.

        SECTION 2. RESTRICTION ON LIEN. Other than as permitted under the Note Purchase Agreement, Maker covenants and agrees that it shall not create, permit the creation of, or incur a Lien on any of its Property.

        SECTION 3. REPRESENTATIONS AND WARRANTIES. Other than as specifically permitted under the Note Purchase Agreement, Maker hereby represents and warrants to, and covenants with, the Noteholders, that:

        (a) Maker is duly authorized to make and enter into this Agreement and to carry out the terms and conditions contemplated herein.

        (b) This Agreement has been duly executed and delivered by Maker and constitutes the legal, valid, and binding obligation of Maker, enforceable against Maker in accordance with its terms;

        (c) Maker has no Indebtedness for Borrowed Money as of the date hereof.

        (d) Maker has no Liens on any of its Property as of the date hereof.

        SECTION 4. EVENT OF DEFAULT. The breach of any of the terms or provisions of Sections 1, 2 or 3 above shall constitute a default under this Agreement. ("Default"). In the event of a Default the Noteholders shall have all the rights and remedies provided for upon the occurrence of an Event of Default under the Note Purchase Agreement.

        SECTION 5. MISCELLANEOUS

        (a) No failure on the part of the Noteholder to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Noteholder provided herein and therein are not exclusive of, any rights or remedies provided by law.

        (b) This agreement shall be governed by and construed in accordance with the law of the State of New York.

        (c) MAKER HEREBY IRREVOCABLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE NOTE PURCHASE AGREEMENT AND MAKER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL IMPAIR THE
RIGHT OF ANY NOTEHOLDER TO BRING PROCEEDING AGAINST MAKER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY OR AGAINST ANY NOTEHOLDER OR ANY AFFILIATE OF ANY NOTEHOLDER INVOLVING, DIRECTLY OR INDIRECTLY ANY MATTER IN ANY WAY ARISING

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
OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK COUNTY, NEW YORK.


                                ____________________, a _______________________
                                corporation

                                By:____________________________________________
                                Its:___________________________________________